Exhibit 10.3

[Wendy's/Arby's Group logo]

As of March 31, 2011

Brian L. Schorr
Chief Legal Officer
Trian Fund Management, L.P.
280 Park Avenue
New York, New York 10017

Dear Brian:

Wendy's/Arby's Group, Inc. (“WAG”) hereby acknowledges receipt of the letter dated of even date herewith from Trian Fund Management, L.P. (“Trian”) regarding Trian's disclaimer of any future right to receive fees pursuant to (i) Section 4(b) of the Agreement, dated June 10, 2009, between WAG and Trian and/or (ii) the second sentence of Section 3 of the Liquidation Services Agreement, dated June 10, 2009, between WAG and Trian. In addition, this letter confirms that pursuant to Section 1 of such Liquidation Services Agreement, WAG is hereby notifying you that it is terminating the Liquidation Services Agreement effective as of June 30, 2011.

Sincerely,

/s/ Nils H. Okeson

Nils H. Okeson
Senior Vice President, General
Counsel and Secretary